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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 4, 1998


                            Insight Enterprises, Inc.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                File No. 0-25092               86-0766246
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
      of Incorporation)                                      Identification No.)

 6820 South Harl Avenue, Tempe, Arizona                             85283
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:            (602) 902-1001

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.           Distribution of Preferred Stock Rights


                  On December 4, 1998, the Board of Directors of Insight Enterprises, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock") to stockholders of record at the close of business on December 14, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one three-hundredth of a share of a series of cumulative preferred stock of the Company designated Series A Preferred Stock (the "Preferred Stock"), at a price of $200.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., a1s Rights Agent (the "Rights Agent"). The Rights Agreement is set forth as Exhibit 4.1.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

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Exhibit
Number                    Description                            Page
------                    ------------                           -----
4.1                       Rights Agreement                       3    +.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INSIGHT ENTERPRISES, INC.


Date: March 17, 1999                          By: /s/ Eric J. Crown
                                                 -------------------------------
                                              Eric J. Crown
                                              Chairman of the Board and
                                              Chief Executive Officer
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                                 Exhibit Index


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

Exhibit
Number                   Description                   Page
--------                 ------------                  ------

4.1                      Rights Agreement              3   +.

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